UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2017

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 625-4900

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 15, 2017, the Board of Directors (the “Board”) of Babcock & Wilcox Enterprises, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) to provide for a majority voting standard for directors in uncontested elections. Under the Bylaws, any nominee for director is required to submit an irrevocable contingent resignation letter. If a nominee for director does not receive a majority of the votes cast “for” his or her election (not counting any abstentions or broker non-votes as being cast), the Board will be required to determine whether or not to accept such resignation.
The preceding description of the Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws of Babcock & Wilcox Enterprises, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.
By:	/s/ J. André Hall
J. André Hall Senior Vice President, General Counsel and Corporate Secretary
March 15, 2017

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws of Babcock & Wilcox Enterprises, Inc.